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                                                                   EXHIBIT 99.1

NEWS RELEASE

Contact:  Raymond J. Pacini                             Lucy Dunn
          Chief Executive Officer                       Executive Vice President
          California Coastal Communities, Inc.          Hearthside Homes, Inc.
          949-250-7781                                  949-250-7703

                   CALC ANNOUNCES COASTAL COMMISSION APPROVAL

                         OF STAFF'S PLAN FOR BOLSA CHICA

         IRVINE, California, November 17, 2000 -- California Coastal Communities, Inc. (NASDAQ: "CALC") announced that on November 16th, the California Coastal Commission approved suggested modifications to the Bolsa Chica Local Coastal Program ("LCP") which would allow development of a residential community of up to 1,235 homes on approximately 65 acres of the Bolsa Chica mesa.

          The suggested modifications to the LCP must now go back to the Orange County Board of Supervisors for their consideration. The Company is evaluating its alternatives in light of the Commission's action.

         The Company is a residential land development and homebuilding company operating in Southern California. The Company's principal subsidiaries are Signal Landmark and Hearthside Homes, Inc. Signal Landmark owns Warner Mesa, a 200-acre master-planned community adjacent to the Pacific Ocean and overlooking the Bolsa Chica wetlands in Orange County, CA, along with an additional 150 acres at Bolsa Chica. Hearthside Homes, Inc. recently completed the final phase of a 1,200 home master-planned community in Aliso Viejo, CA and is currently building 112 homes at the Company's Rancho San Pasqual master-planned golf course community in Escondido, CA, 16 homes on five acres of Warner Mesa in Huntington Beach, CA and 86 homes in the Chapman Heights master-planned golf-course community in Yucaipa, CA.

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November 17, 2000                                                         Page 2

     SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.